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                                                                   EXHIBIT h(15)

[ING LOGO]

AMERICAS
U.S. LEGAL SERVICES

Linda E. Senker
Counsel
(610) 425-4139
Fax: (610)425-3520

                                                October 29, 2003

ING Variable Products Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034

Attention:  Kimberley A. Anderson

RE: PARTICIPATION AGREEMENT AND SERVICE AGREEMENTS BETWEEN ING VARIABLE PRODUCTS TRUST, ING FUNDS SERVICES, LLC AND GOLDEN AMERICAN LIFE INSURANCE COMPANY (THE "AGREEMENTS")

Dear Ms. Anderson:

Please be advised that on January 1, 2004, Golden American Life Insurance Company ("Golden American"), currently a Delaware insurance company will be renamed ING USA Annuity and Life Insurance Company ("ING USA") and will become an Iowa insurance company. Effective on the same date, Golden American Separate Account B will be renamed ING USA Annuity and Life Insurance Company Separate Account B.

Please send all future notices required under the Agreement(s) to:

                ING USA Annuity and Life Insurance Company
                1475 Dunwoody Drive
                West Chester, PA 19380
                Attention: Linda E. Senker, Counsel
                Phone: (610)425-4139
                Fax: (610)425-3520

If you have any questions or comments, please do not hesitate to give me a call at the number above.

                                              Sincerely,

                                              /s/ Linda E. Senker
                                              Linda E. Senker

West Chester Site
1475 Dunwoody Drive
West Chester, PA 19380                   ING North America Insurance Corporation

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                             PARTICIPATION AGREEMENT

                                      AMONG

                        PILGRIM VARIABLE PRODUCTS TRUST

                                       AND

                          ING PILGRIM INVESTMENTS, LLC

                                       AND

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

                                       AND

                          ING PILGRIM SECURITIES, INC.

         THIS AGREEMENT, made and entered into as of the 1st day of May, 2001, among Pilgrim Variable Products Trust (the "Trust") an open-ended management investment company and business trust organized under the laws of Massachusetts, ING Pilgrim Investments, LLC, (the "Advisor") a limited liability company organized under the laws the State of Delaware, Golden American Life Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Delaware, on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A hereto, as such Schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), and ING Pilgrim Securities, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware.

         WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Contracts") to be offered by insurance companies which have entered into Participation Agreements with the Trust and the Distributor (the "Participating Insurance Companies"); and

         WHEREAS, the units of beneficial interest in the Trust are divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, the Trust may rely on an order ("ING Variable Insurance Trust, et al., Investment Company Act Rel. No. 24439 (May 3, 2000)) from the Securities and Exchange Commission ("SEC"), granting the variable annuity and variable life insurance separate accounts participating in the Trust exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of the Participating Insurance Companies (the "Mixed and Shared Funding Exemptive Order"); and
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         WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and the shares of each Fund are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Adviser, which serves as the investment adviser to the Trust, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

         WHEREAS, the Company represents herein that each Account is a duly organized, validly existing separate account, which was established by resolution of the Board of Directors of the Company; and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act (if such registration is required) and has registered or will register certain of the Contracts under the 1933 Act and the 1940 Act and has gained the approval of any applicable state securities and insurance law authorities; and

         WHEREAS, the Distributor, which serves as the distributor to the Trust, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in certain Funds listed in Schedule B hereto, as such Schedule may be amended from time to time ("Authorized Funds"), on behalf of each Account to fund certain of the Contracts and the Distributor is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

         NOW, THEREFORE, in consideration of the promises herein, the Trust, the Adviser, the Company, and the Distributor agree as follows:

                                    ARTICLE I
                              SALE OF TRUST SHARES

         1.1.     The Distributor agrees, subject to the Trust's rights under
Section 1.2 and otherwise under this Agreement, to sell to the Company those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 10:00 a.m., Eastern time, on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The initial Authorized Funds are set forth in Schedule B as such schedule is amended from time to time.

         1.2. The Trust agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to the rules of the SEC and the Trust shall use

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reasonable efforts to calculate such net asset value on each day the NYSE is open for trading. Notwithstanding the foregoing, the Trustees of the Trust (the "Trustees") may refuse to sell shares of any Authorized Fund to the Company or any other person, or suspend or terminate the offering of shares of any Authorized Fund if such action is required by law or by regulatory authorities having jurisdiction over the Trust or if the Trustees determine, in the exercise of their fiduciary responsibilities, that to do so would be in the best interests of shareholders.

         1.3. The Trust and the Distributor agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts and other persons who are permissible investors consistent with the Accounts meeting the requirements of Treas. Reg. 1.817-5.

         1.4. The Trust shall redeem its shares in accordance with the terms of its then-current prospectus. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 10:00 a.m., Eastern time, on the next following Business Day.

         1.5. The Company shall purchase and redeem the shares of Authorized Funds offered by the then-current prospectus and statement of additional information ("SAI") of the Trust in accordance with the provisions of such prospectus and SAI.

         1.6. The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Article I hereof. Payment shall be in federal funds transmitted by wire.

         1.7. Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to the Company or to any Account. Shares ordered from the Trust will be recorded as instructed by the Company to the Distributor in an appropriate title for each Account or the appropriate sub-account of each Account.

         1.8. The Trust or the Distributor shall furnish prompt notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Authorized Fund shares in additional shares of that Authorized Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Distributor shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.9. The Distributor shall make the net asset value per share for each Authorized Fund available to the Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share, and each of the Trust and the Distributor shall use its reasonable best efforts to make such net asset value per share available by 6:00 p.m., Eastern time, but in no event later than 7:00 p.m., Eastern time, each Business Day.

         1.10. Any error in the calculation of the net asset value, dividend and capital gain information greater than or equal to one-half of $0.01 per share of the Trust's shares, shall be

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reported immediately upon discovery to the Company. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share for the Trust. Any such notice will state for each day for which an error occurred, the incorrect price, the correct price and, to the extent communicated to the Trust's shareholders, the reason for the price change. The Company may send this notice or a derivation thereof (so long as such derivation is approved in advance by the Distributor) to contract owners or participants whose accounts are affected by the price change. The parties will negotiate in good faith to develop a reasonable method for effecting such adjustments. The Trust shall provide the Company, on behalf of the Account or the appropriate subaccount of each Account, with a prompt adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.

For purposes of this Section 1.10, the Trust or the Distributor shall be liable to the Company for any amount the Company is required to pay to Contract owners or participants due to (i) an incorrect calculation of a Fund's daily net asset value, dividend rate, or capital gain distribution rate, in accordance with the Trust's procedures or (ii) incorrect or late reporting of the daily net asset value or capital gain distribution rate of an Authorized Fund, in accordance with the Trust's procedures, upon written notification by the Company, with supporting data, to the Trust, provided, however, that neither the Trust nor the Distributor shall be liable for any information provided to the Company pursuant to this Agreement which information is based on inaccurate information supplied by the Company to the Trust or any of its affiliates, or for any incorrect or late reporting because of acts of God or systems or mechanical failures over which the Trust, or the Distributor or the investment adviser to the Trust have no reasonable control; and provided further that the Distributor and Officers of the Trust shall in good faith discuss with the Company the bearing of any expenses described in (i) and (ii) above for which the Trust or Distributor are not liable under this provision. In addition, the Trust or the Distributor shall be liable to the Company for systems and out of pocket costs incurred by the Company in making a Contract owner's or a participant's account whole, if such costs or expenses are a result of the Trust's failure to provide timely or correct net asset values, dividend and capital gains or financial information, and if such information is not corrected by 4:00 p.m. Eastern time of the next business day after releasing such incorrect information. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner's or a participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

         1.11. The parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's Fund/SERV system in which case such activities will be governed by the provisions set forth in an Exhibit to this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1.     The Company represents and warrants that

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                  (a)      at all times during the term of this Agreement, the
Contracts are or will be registered (except those Contracts which are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act) under the 1933 Act and the 1940 Act; the Contracts will be issued and sold in compliance in all material respects with all applicable laws and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account (except those Accounts which have not been registered in proper reliance upon an exclusion from registration under the 1940 Act) as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts;

                  (b) the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

                  (c) the Company will use its best efforts to provide accurate and complete notices to the Trust of the purchase and/or redemption of Trust shares by each Account.

         2.2.     The Trust and the Adviser represent and warrant that

                  (a) at all times during the term of this Agreement, Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold by the Trust to the Company in compliance with all applicable laws, subject to the terms of Section 2.4 below, and the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust or the Adviser shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Distributor in connection with their sale by the Trust to the Company and only as required by Section 2.4;

                  (b) each Authorized Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that the Adviser will use its best efforts to maintain such qualification (under Subchapter M or any successor provision) and that it will notify the Company immediately upon having a reasonable basis for believing that an Authorized Fund has ceased to so qualify or that it might not so qualify in the future; and

                  (c) in connection with payments by the Trust to finance distribution expenses of the Trust, such payments will be made only pursuant to a plan of distribution formulated under and in compliance with Rule 12b-1 under the 1940 Act and approved by the Trust's Board of Trustees.; and

                  (d) the Trust is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

         2.3.     The Distributor represents and warrants that

                  (a) it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC; and

                  (b) it will sell and distribute the Trust shares in accordance in all material respects with all applicable federal securities laws applicable to it, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; and

         2.4. Notwithstanding any other provision of this Agreement, the Trust shall be responsible for the registration and qualification of its shares and of the Trust itself under the laws of any jurisdiction only in connection with the sale of shares directly to the Company through the Distributor. The Trust shall not be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Trust shares or the Trust by the Trust may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust and advising the Trust thereof at such time and in such manner as is necessary to permit the Trust to comply.

         2.5. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

         2.6. The Trust and the Distributor represent and warrant that all of their trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

                                   ARTICLE III
                    PROSPECTUSES AND PROXY STATEMENTS; VOTING

         3.1. The Trust shall provide the Company with a sufficient quantity of its prospectus, SAI and any supplements to any of these materials once each year (or more frequently if these materials are amended), to be used in connection with the offerings and transactions contemplated by this Agreement. In addition, the Trust shall provide the Company with a sufficient quantity of its proxy materials that are required to be sent to Contract owners or participants. In lieu of the Trust providing the Company with printed copies of its prospectus, SAI, supplements and proxy materials, the Company shall have the right to request that the Trust transmit a copy of such materials in an electronic format (camera-ready copy), which the

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Company may use to have such materials printed together with similar materials of other Account funding media that the Company or any distributor will distribute to existing or prospective Contract owners or participants.

         3.2. The Trust's prospectus shall state that the SAI for the Trust is available from the Trust, and the Trust shall provide the SAI free of charge to any owner of a Contract or to any prospective Contract owner who requests the SAI. Distributor and Trust, as appropriate, agree to provide to Company with as many copies of the SAI as reasonably requested by Company.

         3.3. The Trust, at its expense, shall provide the Company with copies of its reports to shareholders, proxy material and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to the Contract owners or participants. The Company shall respond to requests for documents regarding the Trust in a manner that is consistent with SEC rules, including, but not limited to, Item 1(b) of Form N-1 A, which requires requested documents to be sent within three (3) business days from the date of request.

         3.4. The Company shall vote all Trust shares as required by law and the Mixed and Shared Funding Exemptive Order. The Company reserves the right to vote Trust shares held in any separate account in each Company's own right, to the extent permitted by law and the Mixed and Shared Funding Exemptive Order. The Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Mixed and Shared Funding Exemptive Order.

         3.5. The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders.

                                   ARTICLE IV
                         SALES MATERIAL AND INFORMATION

         4.1. Without limiting the scope or effect of Section 4.2 hereof, the Company shall furnish, or shall cause to be furnished, to the Distributor each piece of sales literature or other promotional material (as defined hereafter) or a representative sample thereof in which the Trust, its investment adviser or the Distributor is named at least 15 days prior to its use. No such material shall be used if the Distributor objects to such use within five (5) Business Days after receipt of such material.

         4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Distributor, except with the written permission of the Trust or the Distributor or the designee of either or as is required by law.

         4.3. The Distributor or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Distributor in which the Company and/or the Company's Account is named at least 15 days

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prior to its use. No such material shall be used if the Company or its designee object to such use within five (5) Business Days after receipt of such material.

         4.4. Neither the Trust nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company or as is required by law.

         4.5. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all registered representatives.

         4.6 The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, notices and exemptive orders related to applications for exemptive relief from the requirements of the federal securities laws, and all amendments to any of the above, that relate to the Trust or its shares, promptly after the filing of such document with the SEC, the NASD or other regulatory authority.

         4.7 The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, notices and exemptive orders related to applications for exemptive relief from the requirements of the federal securities laws, and all amendments to any of the above, that relate to the Trust or its shares, promptly after the filing of such document with the SEC, the NASD, or other regulatory authority.

                                    ARTICLE V
                                FEES AND EXPENSES

         5.1. If the Trust or any Authorized Fund adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, or a plan under which the Trust or any Authorized Fund shall support services rendered to shareholders or contract owners subject to obtaining any required exemptive orders or other regulatory approvals, the Trust or Distributor may make payments to the Company or to the underwriter for the Account if and in such amounts agreed to by the parties in writing.

         5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust to the extent permitted by law. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus and shareholder reports in type, setting in type and printing the proxy materials, and the preparation of all statements and notices required by any federal or state law, in each case as may reasonably be necessary for the performance by it of its obligations under this Agreement. All expenses incident to the solicitation and tabulation of the Trust's proxy materials will be paid by the Trust, including postage.

         5.3. The Trust shall pay for the cost of typesetting and printing periodic fund reports to shareholders, prospectuses, prospectus supplements, statements of additional information and other materials that are required by law to be sent to Contract owners or participants, as well as the cost of distributing such materials. The Company shall pay for the cost of printing the Trust's prospectuses and statements of additional information and for the distribution thereof for prospective Contract owners or participants. Each party shall be provided with such supporting data as may reasonably be requested for determining expenses under this Article V.

                                   ARTICLE VI
                                 DIVERSIFICATION

         6.1 The Trust will invest its assets to cause each Authorized Fund to maintain a diversified pool of investments that would, if such Fund were a segregated asset account, satisfy the diversification requirements of Treasury Reg. Section 1.817-5(b)(1) or (2). In the event of a breach of this Article VI by the Trust, it will take all reasonable steps: (a) to notify the Company of such breach; and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

                                   ARTICLE VII
                               POTENTIAL CONFLICTS

         7.1. The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners or participants of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Authorized Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or participants; or (f) a decision by an insurer to disregard the voting instructions of Contract owners or participants. The Trust shall promptly inform the Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.

         7.2. The Company will report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under

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the Mixed and Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This responsibility includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded.

         7.3. If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, the Company shall to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at the Company's expense (but only if the Trustees determine that the Company is responsible for causing or creating said conflict, said conflict is caused by operation of law or said conflict is the result of some other cause outside the control of the Trust or any of the Participating Insurance Companies), whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including:
(1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Authorized Fund thereof and reinvesting such assets in a different investment medium, including (but not limited to) another series of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners or participants and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or participants, life insurance contract owners or participants, or variable contract owners or participants of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners or participants the option of making such a change; and
(2) establishing a new registered management investment company or managed separate account.

         7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in one or more portfolios of the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six
(6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period, the Distributor and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders of the Company for the purchase (and redemption) of shares of the Trust.

         7.5. If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, then the Company may be required, at the Trust's direction, to withdraw the affected Account's investment in one or more Authorized Funds of the Trust; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the

Distributor and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by that Company for the purchase (and redemption) of shares of the Trust. No charge or penalty will be imposed as a result of such withdrawal.

         7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Distributor shall be required to establish a new funding medium for the Contracts, nor shall the Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners or participants materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in one or more Authorized Funds of the Trust and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.

         7.7. The responsibility to take remedial action in the event of the Trustees' determination of a material irreconcilable conflict and the obligation of the Company set forth in this Article VII shall be carried out with a view only to the interests of Contract owners or participants.

         7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3,
7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                  ARTICLE VIII

                                 INDEMNIFICATION

The Company has reviewed the Mixed and Shared Funding Exemption Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Trustees may request, as conditions to such order, to be assumed or undertaken by the Company.

         8.1.     Indemnification by the Company

                  (a). The Company shall indemnify and hold harmless the Trust, the Distributor and the Adviser, and each of the Trustees, directors of the Distributor or the Adviser, officers, employees or agents of the Trust, the Distributor or the Adviser, and each person, if any, who controls the Trust, Adviser or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company which consent may not be unreasonably withheld) or litigation expenses (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:

                           (i) arise out of or are based upon any untrue
                  statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made hi reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                           (ii) arise out of or as a result of written
                  statements or representations (other than statements or representations contained in the Trust's registration statement or prospectus, or in sales literature for Trust shares not supplied by the Company, or persons under its control) or wrongful conduct of the Company or its agents or employees or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

                           (iii) arise out of any untrue statement or alleged
                  untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or the Distributor by or on behalf of the Company; or

                           (iv) arise out of or result from any breach of any
                  material representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

                  (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

                  (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at the Company's expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

                  (d) The Distributor shall promptly notify the Company of the commencement of any litigation or proceedings against the Trust or the Distributor in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

                  (e) The provisions of this Section 8.1 shall survive any termination of this Agreement.

         8.2.     Indemnification by the Adviser and Distributor

         (a) The Adviser and the Distributor (as between them, in relation to each party's responsibilities hereunder) shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser or Distributor which consent may not be unreasonably withheld) or litigation expenses (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement, prospectus, or SAI for the Trust or the sales literature for the Trust prepared by the Trust or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                  (ii) arise out of or as a result of written statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Distributor or persons under its control) of the Adviser, the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor; or

                  (iv) arise out of or result from any breach of any material representation and/or warranty made by the Adviser, the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the

                  Adviser, the Distributor or the Trust; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         (b) The Adviser and Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable,

         (c) The Adviser and Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser or Distributor, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim, but failure to notify the Adviser or Distributor of any such claim shall not relieve the Adviser or Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser and Distributor will be entitled to participate, at its own expense, in the defense thereof. The Adviser or Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Adviser or Distributor to such Indemnified Party of the Adviser's or Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser or Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) The Company shall promptly notify the Distributor, the Adviser, and the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account.

         (e) The provisions of this Section 8.2 shall survive any termination of this Agreement.

                                     ARTICLE

                                 APPLICABLE LAW

         8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

         8.2. This Agreement shall be subject to the provisions of the 1933,1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                                   ARTICLE IX
                                   TERMINATION

         9.1.     This Agreement shall terminate:

                  (a) at the option of any party, with respect to some or all of the Authorized Funds, upon sixty (60) days' advance written notice to the other parties; or

                  (b) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Authorized Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as reasonably determined in good faith by the Company; or

                  (c) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Authorized Portfolio in the event any of the Authorized Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or Federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

                  (d) at the option of the Trust or the Distributor in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, any State Insurance Commissioner or any other regulatory body regarding the Company's duties under this Agreement or related to the sales of the Contracts, with respect to the operation of any Account, or the purchase of the Trust shares, provided, however, that the Trust or the Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                  (e) at the option of the Company in the event that formal administrative proceedings are instituted against the Trust, the Adviser, or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body in respect of the sale of shares of the Trust to the Company, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust, the Adviser, or Distributor to perform its obligations under this Agreement; or

                  (f) with respect to any Account, upon requisite vote of the Contract owners or participants having an interest in such Account (or any subaccount) or by order of the SEC to substitute the shares of another investment company for the corresponding Authorized Fund shares of the Trust in accordance with the terms of the Contracts for which those Authorized Fund shares had been selected to serve as the underlying investment media. The Company will give 60 days' prior written notice to the Trust of the date of any proposed vote or order of substitution to replace the Trust's shares;

                  (g) with respect to any Authorized Fund, upon 30 days' advance written notice from the Distributor to the Company, upon a decision by the Distributor to cease offering shares of the Trust for sale; or

                  (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement which material breach is not cured within thirty
(30) days of said notice.

         9.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1 (a) may be exercised for any reason or for no reason.

         9.3. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this
Article X.

         9.4. Notwithstanding any termination of this Agreement, subject to Sections 1.2 and 10.5 of this Agreement, the Trust and the Distributor shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect as of the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, subject to Sections 1.2 and
10.5 of this Agreement, the owners or participants of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any termination under Article VII and the effect of such
Article VII termination shall be governed by Article VII of this Agreement

         9.5. If any party terminates this Agreement with respect to any Authorized Fund pursuant to the provisions under Article X, the Agreement shall nevertheless continue in effect as to any shares of the Trust that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of (a) the date as of which an Account no longer owns shares of the affected Authorized Fund or (b) the date (the "Final Termination Date") as of 180 days following the Initial Termination Date, or, at the Distributor's option, such later date as is necessary for the Company to obtain a substitution order from the SEC, the application for which the Company will diligently pursue.

                                    ARTICLE X
                                     NOTICES

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

 If to the Trust:
         Pilgrim Variable Products Trust
         7337 East Doubletree Ranch Road
         Scottsdale, AZ 85258-2034
         Attn: Kimberly A. Anderson

If to the Adviser:
         ING Pilgrim Investments, LLC
         7337 East Doubletree Ranch Road
         Scottsdale, AZ 85258
         Attn: Kimberley A. Anderson

If to the Distributor:
         ING Pilgrim Securities, Inc.
         7337 East Doubletree Ranch Road
         Scottsdale, AZ 85258-2034
         Attn: Kimberly A. Anderson

If to the Company:
         Kimberly J. Smith, Chief Counsel
         Golden American Life Insurance Company
         1475 Dunwoody Drive
         West Chester, PA 19380

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1. A copy of the Agreement and Declaration of Trust is on file with the Secretary of State of the State of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument, including without limitation Article VI, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.

         12.2. The Trust, the Adviser and the Distributor acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Company Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Company Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Trust, the Adviser and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Trust, the Adviser or the Distributor from information supplied to them by the Company Protected Parties' customers who also maintain accounts directly with the Trust, the Adviser or the Distributor, the Trust, the Adviser and the Distributor will hold such such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Company acknowledges that the identities of the customers of the Trust, the Adviser, the Distributor or any of their affiliates (collectively the "Adviser Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Adviser Protected Parties or any of their employees or agents in connection with the Trust's, the Adviser's or the Distributor's performance of their respective duties under this Agreement are the valuable property of the Adviser Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Adviser Protected Parties' customers, or any other information or property of the Adviser Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Company from information supplied to them by the Adviser Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Trust's, the Adviser's or the Distributor's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

         11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.6. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

         11.7. Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Upon request by the Trust or the Distributor, the Company agrees to promptly make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Trust or the Distributor, as the case may be. The Trust agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. Each party also agrees to promptly notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision will survive termination of this Agreement.

         11.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         11.9. Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Distributor are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party's behalf.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                              PILGRIM VARIABLE PRODUCTS TRUST
                              BY ITS AUTHORIZED OFFICER,

                              /s/ MICHAEL ROLAND
                              --------------------------------------------------
                              NAME:  MICHAEL ROLAND
                              TITLE: SVP

                              ING PILGRIM INVESTMENTS, LLC
                              BY ITS AUTHORIZED OFFICER,

                              /s/ MICHAEL ROLAND
                              --------------------------------------------------
                              NAME:  MICHAEL ROLAND
                              TITLE:

                              GOLDEN AMERICAN LIFE INSURANCE COMPANY
                              BY TS AUTHORIZED OFFICER

                              /s/ DAVID L. JACOBSON
                              --------------------------------------------------
                              NAME:  DAVID L. JACOBSON
                              TITLE: SVP

                              ING PILGRIM SECURITIES, INC.
                              BY ITS AUTHORIZED OFFICER,

                              /s/ MICHAEL ROLAND
                              --------------------------------------------------
                              NAME:  MICHAEL ROLAND
                              TITLE:

                                   Schedule A

                                Separate Accounts

Accounts:

Separate Account B of Golden American Life Insurance Company

                                   Schedule B

                         PILGRIM VARIABLE PRODUCTS TRUST

Authorized Funds

         Pilgrim VP MagnaCap Portfolio
         Pilgrim VP Research Enhanced Index Portfolio
         Pilgrim VP Growth Opportunities Portfolio
         Pilgrim VP MidCap Opportunities Portfolio
         Pilgrim VP Growth + Value Portfolio
         Pilgrim VP SmallCap Opportunities Portfolio
         Pilgrim VP International Value Portfolio
         Pilgrim VP High Yield Bond Portfolio
         Pilgrim VP Worldwide Growth Portfolio
         Pilgrim VP LargeCap Growth Portfolio
         Pilgrim VP Financial Services Portfolio
         Pilgrim VP Convertible Portfolio

                                  NSCC EXHIBIT

                           Effective Date: May 1, 2001

PROCEDURES FOR PRICING AND ORDER/SETTLEMENT THROUGH NATIONAL SECURITIES CLEARING
 CORPORATION'S MUTUAL FUND PROFILE SYSTEM AND MUTUAL FUND SETTLEMENT, ENTRY AND
                        REGISTRATION VERIFICATION SYSTEM

1. As provided in Section 1.11 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

(a) Distributor or the Funds will furnish to the Company or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (4) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to the Company or its affiliate by 6:30 p.m. Eastern time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and the Company or its affiliate.

(b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, the Company or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by the Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to the Company's or its affiliate's compliance with the foregoing, the Company or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by the Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by the Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

(c) The Company or its affiliate will wire payment for net purchase orders by the Fund's NSCC

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

    Firm Number, in immediately available funds, to an NSCC settling bank account designated by the Company or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by the Company or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

(e) With respect to (c) or (d) above, if Distributor does not send a confirmation of the Company's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f) If on any day the Company or its affiliate or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or to the Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g) These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2. The Company or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

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